Form 10-K, Exhibit 13
period 1995-12-31
CARLISLE PLASTICS INC
filed 1996-05-30
CIK 846902

EXHIBIT 23



                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-47006, 33-64890 and 33-65000 of Carlisle Plastics, Inc. on Form S-8 and Registration Statement No. 33-56825 on Form S-4 of our report dated February 16, 1996, appearing in this Annual Report on Form 10-K of Carlisle Plastics, Inc. for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 15, 1996